Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-197797) of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation,

(2)	Amendment No. 1 to the Registration Statement (Form S-3 No. 333-209870) of Phillips 66 Partners LP, and

(3)	Registration Statement (Form S-8 No. 333-190195) pertaining to the Phillips 66 Partners LP 2013 Incentive Compensation Plan;
of our report dated August 1, 2016, with respect to the consolidated financial statements of Phillips 66 Partners LP, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Houston, Texas
August 1, 2016